                              UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON D.C.  20549

                               SCHEDULE 14A
                               INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials under Rule 14a-12

                            MITY Enterprises, Inc.
              (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

             [GRAPHIC OMITTED - MITY ENTERPRISES, INC. LOGO]

                          MITY ENTERPRISES, INC.

                           1301 West 400 North
                             Orem, Utah 84057

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON JULY 28, 2005


     The annual meeting of shareholders of MITY Enterprises, Inc., a Utah corporation, will be held at our headquarters, 1301 West 400 North, Orem, Utah 84057 on Thursday, July 28, 2005, at 2:00 p.m., local time, for the following purposes:

     1. To elect the five nominees to the Board of Directors for the ensuing year or until their successors are elected and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 19, 2005, as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponement or adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy in the enclosed postage-paid envelope as promptly as possible. If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors,


                                        /s/ Gregory D. Dye
                                        Gregory D. Dye
                                        Corporate Secretary

Orem, Utah, June 14, 2005

                           MITY ENTERPRISES, INC.
                            1301 West 400 North
                             Orem, Utah  84057
                            -------------------

                              PROXY STATEMENT
                    FOR ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD JULY 28, 2005


We are mailing this Proxy Statement, with the accompanying proxy card, to you on June 14, 2005 in connection with the solicitation of proxies by and on behalf of the Board of Directors of MITY Enterprises, Inc. (the "Company") for the Annual Meeting of Shareholders and any adjournment or postponement of that meeting. The meeting will be held Thursday, July 28, 2005, at 2:00 p.m. local time, or at any adjournment(s) thereof. The purposes of the meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at our headquarters, 1301 West 400 North, Orem, Utah 84057.


              INFORMATION CONCERNING SOLICITATION AND VOTING

WHAT AM I VOTING ON?

You are voting on the election of nominees to serve on our Board of Directors and any other business properly coming before the 2005 Annual Meeting of Shareholders.

WHO CAN ATTEND AND VOTE AT THE MEETING?

Shareholders of record at the close of business on May 19, 2005, are entitled to notice of and to vote at the meeting. As of the record date, 4,344,112 shares of Common Stock, $.01 par value per share, were issued and outstanding and entitled to be voted at the meeting. The proxy card provided with this Proxy Statement indicates the number of shares of Common Stock that you own and are entitled to vote at the meeting.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

The presence at the meeting, in person or represented by proxy, of the holders of a majority of our Common Stock outstanding on the record date will constitute a quorum for purposes of the meeting. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and so-called "broker non-votes"(i.e., shares held by a broker nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present.

HOW DO I VOTE BY PROXY?

Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. If you properly fill in your proxy card and either we or our transfer agent receive it in time to vote at the meeting, your proxy will vote your shares as you have directed.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares in accordance with the recommendations of the Board of Directors.

Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director. After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You can change your vote at any time before your proxy is exercised. To change your vote, you may:

 - Deliver to the Company a written notice of revocation or a duly executed proxy bearing a later date, or
 -    Attend the meeting, withdraw your proxy, and vote in person.

An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Corporate Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

HOW DO I VOTE MY 401(K) SHARES?

If you participate in our 401(k) plan and hold our shares within that account, you will receive a proxy card that covers Company shares allocated to your account. Properly completed and signed proxy cards will serve to instruct the plan trustee on how to vote any shares allocated to your account.

HOW IS THE COMPANY SOLICITING PROXIES?

We will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and we may reimburse brokerage firms and other persons holding shares of our Common Stock in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.

WHO WILL SERVE AS INSPECTOR OF ELECTIONS?

The Company's Corporate Secretary will count the votes and act as inspector of election.

WHAT IS THE DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS?

Shareholders of the Company who intend to present proposals at our 2006 annual meeting must deliver such proposals to us no later than February 16, 2006, in order to be included in the proxy statement and form of proxy relating to the 2006 annual meeting.

                                 PROPOSAL 1

                            ELECTION OF DIRECTORS

NOMINEES

     Our Board of Directors currently consists of five directors. It is contemplated that five directors will be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the board's five nominees, namely, Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson, Peter Najar and Hal B. Heaton, all of whom are presently directors of the Company.

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the annual meeting. The five nominees receiving the highest number of votes will be elected to serve as directors. Accordingly, abstentions and broker non-votes relating to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the five nominees named above. In the event that any director nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of shareholders, or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     The Board of Directors recommends that you vote "FOR" each of the five nominees to our Board of Directors.


        AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE

     The Board of Directors has determined each of the following directors to be "an independent director" as such term is defined in Marketplace Rule 4200
(a)(15) of the National Association of Security Dealers: Ralph E. Crump, Peter Najar, and Hal B. Heaton (the "Independent Directors"). The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each scheduled meeting of the Board of Directors.

                      BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of five meetings during the fiscal year ended March 31, 2005. The Audit Committee of the Board of Directors, consisting of directors Heaton, Crump and Najar, met four times during the last fiscal year. The Audit Committee is primarily responsible for overseeing the quality and integrity of our accounting, auditing and financial reporting practices. This includes reviewing the services performed by our independent public accountants and internal accounting department and evaluating our accounting principles and system of internal accounting controls. The Compensation Committee of the Board of Directors, consisting of directors Crump, Najar, and Heaton, met three times during the last fiscal year. The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. The Nominations Committee of the Board of Directors, consisting of directors Najar, Crump and Heaton, met twice during the last fiscal year. The Nominations Committee is primarily responsible for determining the slate of director nominees for election to the our Board of Directors, filling vacancies occurring between annual meetings of shareholders, and recommending individuals to the Board for nomination as members of the standing committees of the Board. All members of the Board of Directors, Audit Committee, Compensation Committee, and Nominations Committee attended at least 75 percent of all meetings held during the fiscal year ended March 31, 2005 except for Ralph Crump who attended two of the three Compensation Committee meetings, and at least 75 percent of all other meetings. The Board's policy is that each of our directors is expected to attend the Annual Meeting of Shareholders. All members of the Board of Directors were in attendance at last year's Annual Meeting except for Ralph Crump who was out of the country and unable to attend. Stockholders who wish to communicate directly with the Board of Directors can contact them by mail at: MITY Enterprises, Inc. Board of Directors, Attention: Gregory L. Wilson, Chairman of the Board, 1301 West 400 North, Orem, UT 84057. All communications made by this means will be received by the Chairman of the Board.

                     DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to our director nominees and executive officers as of May 19, 2005.

                                    DIRECTOR OR OFFICER
NAME                 AGE        POSITION WITH THE COMPANY
-------------------  ----    -----------------------------------------------
Gregory L. Wilson     57     Chairman of the Board
Bradley T Nielson     43     President and Chief Executive Officer
Paul R. Killpack      36     Chief Financial Officer and Corporate Treasurer
Gregory D. Dye        45     Corporate Secretary
Ralph E. Crump        81     Director
Peter Najar           55     Director
C. Lewis Wilson       64     Director
Hal B. Heaton         54     Director

     Officers are appointed by and serve at the discretion of the Board of Directors. Each director holds office until the next annual meeting of shareholders or until his successor has been duly elected and qualified. Gregory L. Wilson and C. Lewis Wilson are brothers. Ralph E. Crump is the father-in-law of Peter Najar. All of our executive officers devote full time to their duties. Non-management directors devote such time as is necessary to carry out their responsibilities.

     The following is a description of the business experience of each of our director nominees and executive officers.

     Gregory L. Wilson is our founder and has been a director since our inception in September 1987. He served as the President and Chief Executive Officer from the Company's inception in September 1987 to May 2002. He has served as Chairman of the Board since March 1988. Mr. Wilson also served as the Treasurer from September 1993 to August 1995. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. He is currently a director of Stratasys, Inc. (Nasdaq), and Design Imaging, LLC. He earned a Bachelor of Arts Degree in Economics from Brigham Young University and a Masters of Business Administration Degree from Indiana University.

     Bradley T Nielson has served as our President and Chief Executive Officer since May 2002. He served as the Chief Financial Officer from March 1994 to May 2002, and Chief Operating Officer from August 1998 to May 2002. He served as Corporate Secretary from January 1998 to August 1998. From August 1992 to March 1994, Mr. Nielson was the Vice President - Finance for Pinnacle Micro, Inc. From January 1991 to August 1992, he was a management consultant for Price Waterhouse's National Manufacturing Management Consulting Group. He was employed by Ernst & Young from June 1985 to January 1991. Mr. Nielson graduated summa cum laude with a Bachelor of Science Degree in Accounting from Brigham Young University. Mr. Nielson is Certified in Production and Inventory Management. He is also a Certified Public Accountant, a Certified Management Accountant and is Certified in Financial Management.

     Paul R. Killpack has served as our Chief Financial Officer since May 2002. He has served as Treasurer since August 1998. He joined the Company in April 1997 and served as the Controller prior to being named Treasurer. Mr. Killpack graduated from Brigham Young University with a Masters of Business Administration Degree and a Bachelor or Science Degree in Mechanical Engineering. He is a Certified Management Accountant and is Certified in Financial Management.

     Gregory D. Dye has served as our Corporate Secretary since August 1998. He joined the Company in August 1997 and served as an engineer, trainer and
quality manager prior to being named Corporate Secretary.   From May 1985 to
July 1997, he was a manager for Woodgrain Millwork, Inc. Mr. Dye graduated from Utah State University with a Bachelors Degree in Business/Production Management.

     Ralph E. Crump has been a director since March 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He is a founder and director of Stratasys, Inc. (Nasdaq). He is also a founder, director and chairman of Structural Instrumentation, Inc. (Nasdaq). Mr. Crump was a founder and director of Osmonics, Inc. which merged in 2003 with General Electric (NYSE). From 1962 until 1987, Mr. Crump was the President and Chairman of Frigitronics, Inc. (NYSE). Mr. Crump is also a Trustee of the Alumni Foundation of the University of California at Los Angeles and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College. He received a Bachelor of Science Degree in Engineering from the University of California at Los Angeles and a Bachelor of Science Degree in Marine Engineering from the U. S. Merchant Marine Academy. Mr. Crump is a licensed professional mechanical engineer by examination. Mr. Crump is a member of the Audit, Compensation, and Nominations Committees. He chairs the Compensation Committee.

     Peter Najar has been a director since March 1988. Mr. Najar has been a sales engineer employed by Lange Sales, Inc. in Littleton, Colorado from November 1981 to the present. From 1977 to 1981, Mr. Najar was the National Technical Director for Head Ski Co. Mr. Najar is a member of the Audit, Compensation, and Nominations Committees. He chairs the Nominations Committee.

     C. Lewis Wilson has been a director since May 1991. Since 1996, Mr. Wilson, a licensed professional engineer, has served as the Chairman and Chief Executive Officer of Heath Engineering Company, a consulting engineering firm based in Salt Lake City, Utah. From 1987 to 1996, Mr. Wilson was the President of Heath Engineering Company. He received a Bachelor of Engineering Sciences Degree in Mechanical Engineering from Brigham Young University and a Masters of Mechanical Engineering Degree from Purdue University. Mr. Wilson is a published technical author and has been an Adjunct Professor of Mechanical Engineering at the University of New Mexico, Brigham Young University and the University of Utah.

     Hal B. Heaton has been a director since May 2001. He is currently the Denny Brown Professor of Business Management at Brigham Young University's Marriott School of Management. He has served as a professor at Brigham Young University from 1982 to 1988 and from 1990 to present. From 1988 to 1990, he was a visiting associate professor of finance at Harvard University, where he taught corporate finance and advanced capital markets courses in Harvard's Master of Business Administration program. He also serves as a director for Acceris Incorporated (OTC), formerly I-Link Incorporated. He received a Ph.D. in Finance and a Masters Degree in Economics from Stanford University. He received his Masters of Business Administration and a Bachelors Degree in Computer Science and Mathematics from Brigham Young University. Mr. Heaton is a member of the Audit, Compensation, and Nominations Committees. He chairs the Audit Committee.

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own beneficially more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10 percent beneficial owners are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that the directors, officers, and greater than 10 percent shareholders have timely filed all necessary Forms 3, 4 and 5, for the fiscal year ended March 31, 2005.

                 SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth security ownership information as of May 19, 2005 (i) for persons known by us to own beneficially more than 5 percent of the Company's Common Stock, (ii) for each director or director nominee and named executive officer, and (iii) for all named executive officers and directors as a group:

                                                Shares
                                             Beneficially      Percent
Name & Address(1)                               Owned(2)     of Class(3)
------------------------------------------   ------------    -----------

Gregory L. and Kathleen Wilson(4)                769,863       17.05%

Peter Najar and Constance S. Crump(5)            394,707        8.74

Babson Capital Management, LLC(6)                301,364        6.36

Hummingbird Management, LLC(7)                   284,896        6.01

Royce & Associates, LLC(8)                       265,800        5.61

Ralph E. Crump(9)                                214,600        4.75

Bradley T Nielson(10)                            146,450        3.24

C. Lewis Wilson(11)                               34,850        0.77

Paul R. Killpack(12)                              33,373        0.74

Gregory D. Dye(13)                                29,069        0.64

Hal B. Heaton(14)                                 16,000        0.35

All officers and directors as a group
 (8 persons)                                   1,638,912       36.30

(1)  The address for Gregory L. and Kathleen Wilson, Bradley T Nielson, Paul
R. Killpack, and Gregory D. Dye is 1301 West 400 North, Orem, Utah 84057. The address for Peter Najar and Constance S. Crump is 9900 Phillips Road, Lafayette, Colorado 80026. The address for Babson Capital Management, LLC is One Memorial Drive, Cambridge, MA 02142. The address for Hummingbird Management, LLC is 460 Park Avenue, New York, NY 10022. The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The address for Ralph E. Crump is 28 Twisted Oak Circle, Trumbull, Connecticut 06611. The address for C. Lewis Wilson is 377 West 800 North, Salt Lake City, Utah 84103. The address for Hal B. Heaton is 1441 North 1450 East, Provo, Utah 84604.

(2) The number of shares beneficially owned includes shares of the Company's Common Stock for which the persons set forth in this table have or share either investment or voting power. The number of shares beneficially owned also includes shares that any of the named persons has the right to acquire within 60 days of May 19, 2005 upon exercise of the stock options granted to them under the Company's 1990 Stock Option Plan and the Company's 1997 Stock Incentive Plan.

(3) All percentages have been calculated to include 4,344,112 shares of Common Stock outstanding on May 19, 2005, and the options exercisable by the named individuals within 60 days following May 19, 2005.

(4) Includes 505,213 shares owned individually by Mr. Wilson, 223,664 shares owned individually by his wife, Kathleen Wilson, 10,986 shares held by Kathleen Wilson as the custodian for the Wilson children, and 30,000 shares that Mr. Wilson had the right to acquire within 60 days following May 19, 2005 upon exercise of options granted to him. Gregory and Kathleen Wilson disclaim beneficial ownership of the shares held by Kathleen Wilson as custodian for their children.

(5) Includes 199,274 shares owned individually by Mr. Najar, 181,333 shares owned individually by his wife Constance S. Crump (wife of Mr. Najar), and 14,100 shares held in trust for certain young relatives with Constance S. Crump acting as custodian. Mr. Najar disclaims beneficial ownership of the shares held by Constance S. Crump as custodian.

(6) Information is based on Form 13F, dated May 16, 2005, filed with the SEC by Babson Capital Management, LLC for the period ended March 31, 2005.

(7) Information is based on Form 13D, dated Jan 28, 2005 filed with the SEC by Hummingbird Management, LLC for the period ended March 31, 2005.

(8) Information is based on Form 13F, dated May 11, 2005 filed with the SEC by Royce & Associates LLC for the period ended March 31, 2005.

(9) Includes 107,300 shares owned individually by Mr. Crump and 107,300 shares owned individually by Marjorie Crump, the wife of Mr. Crump.

(10) Includes 34,799 shares owned individually by the Bradley T Nielson Trust, 34,151 shares owned by the Kellie Joan Nielson Trust and 77,500 shares that Mr. Nielson had the right to acquire within 60 days following May 19, 2005 upon exercise of options granted to him. Mr. Nielson is the trustee of the Bradley T Nielson Trust. Kellie Joan Nielson is the trustee of the Kellie Joan Nielson Trust and is the wife of Mr. Nielson. Mr. Nielson disclaims beneficial ownership of the shares held by Kellie Joan Nielson.

(11) Includes 7,918 shares owned individually by Mr. Wilson, 18,114 shares owned jointly by Mr. Wilson and his wife, Grace Wilson, 7,918 shares owned individually by Grace Wilson, and 900 shares held by Mr. Wilson as custodian for the Wilson children.

(12) Includes 2,100 shares owned individually by Mr. Killpack, 773 shares owned by Mr. Killpack through the Company's 401(k) Plan and 30,500 shares that Mr. Killpack had the right to acquire within 60 days following May 19, 2005 upon exercise of options granted to him.

(13) Includes 2,000 shares owned individually by Mr. Dye, 3,819 shares owned by Mr. Dye through the Company's 401(k) Plan and 23,250 shares that Mr. Dye had the right to acquire within 60 days following May 19, 2005 upon exercise of options granted to him.

(14) Includes 6,000 shares owned individually by Mr. Heaton and 10,000 shares that Mr. Heaton had the right to acquire within 60 days following May 19, 2005 upon exercise of options granted to him.


                         EQUITY AND COMPENSATION

The following table sets forth the annual and long-term compensation awards to our President and Chief Executive Officer and the other three most highly compensated executive officers (the "Named Executive Officers") for services in all capacities to the Company for the fiscal years ended March 31, 2003, March 31, 2004 and March 31, 2005.


                         SUMMARY COMPENSATION TABLE

                                                            Long-Term
                                  Annual Compensation      Compensation

                                                       Securities
                                                       Underlying     All
                       Fiscal                            Options     Other
                        Year        Salary   Bonus (1)   SARs (#)   Comp.(2)
                       ------      -------   ---------  ---------   -------
Gregory L. Wilson,      2005       $85,000          -         -     $46,200
Chairman                2004        85,000     73,000         -      40,400
                        2003        85,000     74,100         -      39,900

Bradley T Nielson,      2005        80,000     99,000         -      13,800
President and Chief     2004        80,000    150,000         -       9,700
Executive Officer       2003        80,000    150,000         -      14,000

Paul R. Killpack,       2005        80,000     38,000         -       2,100
Chief Financial Officer 2004        80,000     48,000     8,000(3)    2,200
and Corporate Treasurer 2003        76,200     44,000    10,000(4)    1,800


Gregory D. Dye,         2005        80,000     50,000         -       5,500
Corporate Secretary     2004        80,000     53,000    15,000(3)    3,100
                        2003        80,000     47,200         -       2,500

(1) During the reported periods, bonuses were awarded annually at the discretion of the Board of Directors to the Named Executive Officers and certain other officers and Company personnel. No formal bonus plan exists. The Board is not obligated to award bonuses.

(2) Amounts under the column heading "All Other Compensation" represent matching contributions made by the Company under our 401(k) defined contribution plan, the value of personal use of Company-owned vehicles, and other miscellaneous compensation. In fiscal year 2003, 2004, and 2005, Mr. Wilson received $25,900, $27,000, and $35,000, respectively, for serving on the board of directors of Broda Enterprises, Inc.

(3) Options vest over a four-year period commencing in 2004, one-fourth of the options vesting per year.

(4) Options vest over a four-year period commencing in 2003, one-fourth of the options vesting per year.


     No stock option grants were made during the last completed fiscal year to any of the Company's Executive Officers.

     Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES


                                                    NUMBER             VALUE
                                              OF SECURITIES    OF UNEXERCISED
                                                 UNDERLYING      IN-THE-MONEY
                                                UNEXERCISED   OPTIONS/SARS AT
                                            OPTIONS/SARS AT    MARCH 31, 2005
                                          MARCH 31, 2005(#)            ($)(1)
                        SHARES
                   ACQUIRED ON       VALUE     EXERCISABLE/      EXERCISABLE/
                   EXERCISE(#)  REALIZED($)   UNEXERCISABLE     UNEXERCISABLE
                   -----------  -----------   -------------   ---------------
Gregory L. Wilson        --          --           30,000/0        $122,000/$0

Bradley T Nielson      9,999    $148,000          87,501/0        $686,000/$0

Paul R. Killpack         --          --      31,500/11,000   $127,000/$14,000

Gregory D. Dye           --          --      24,250/11,250        $121,000/$0


(1) Value is based on market price of the Company's Common Stock (closing price of $14.99 per share on The Nasdaq National Market on March 31, 2005) less the exercise price.

                    REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee Report establishes our executive compensation policies and the basis for the compensation paid to our executive officers, including our Chief Executive Officer, during the fiscal year ended March 31, 2005.

COMPOSITION AND RESPONSIBILITY OF COMPENSATION COMMITTEE

     The Compensation Committee is responsible for reviewing and approving our compensation policies and practices, for reviewing and approving the remuneration of the Company's directors and senior management, for succession planning with respect to our senior executive positions and for administering the Company's stock option plans. The Compensation Committee bases its recommendations on established policies and on the individual's and the Company's performance. None of the members of the Compensation Committee are officers or employees of the Company or its subsidiaries. All members of the Compensation Committee are Independent Directors.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     Our principal goal is to create value for our shareholders. We believe that officers and employees who advance that goal should have their compensation allied with the interests of shareholders.

     Our executive compensation philosophy is founded on four principal objectives: 1) to link the interests of executive officers with the short and long-term interests of our shareholders; 2) to link executive compensation to the performance of the Company and the individual; 3) to leverage performance through emphasis on variable compensation; and 4) to compensate executive officers at a level and in a manner that ensures we are capable of attracting, motivating and retaining individuals with exceptional executive skills.

     The majority of the compensation of our executive officers is comprised of three components - salary, annual cash bonuses and long-term incentives in the form of stock options - and is structured to be competitive within the industry and geographic location. Cash bonuses and stock options are directly linked to our performance and the individual's contribution to our strategic goals. The Compensation Committee considers our record of financial performance in all of its compensation reviews.

BASE SALARY

     On average, base salaries are set at levels lower than the median base salary levels of executives of comparable positions within the institutional furniture industry. Base salaries are reviewed and adjusted periodically.

CASH BONUSES

     Cash bonuses for executive officers reflect both individual and corporate performance during the year and our success in achieving our goals. The performance criteria considered in determining cash bonus awards vary in accordance with the position and responsibilities of the individual being evaluated. Financial and operational indicators, combined with personal achievements that demonstrate a contribution to our growth, are among the significant considerations in determining bonuses for executive officers.

STOCK OPTIONS

      The purpose of our 1997 Stock Incentive Plan is two-fold: 1) to ensure an incentive exists to maximize shareholder wealth by tying executive compensation to share price performance; and 2) to reward those executives making a long-term commitment to the Company. Stock options are granted by the Compensation Committee in accordance with the 1997 Stock Incentive Plan approved by shareholders at not less than the closing price on the business day the options are granted. According to the plan's provisions, the Compensation Committee determines the number of shares subject to each option, the option price, the extent to which each option is exercisable from time to time during the term of the option, and any other provisions with respect to
such option.   Options are not assignable.


COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The salary we paid to Bradley T Nielson for the fiscal year ended March 31, 2005 was determined in accordance with the policies set forth above. The Compensation Committee believes Mr. Nielson's base salary is lower than the compensation paid by companies of comparable size or within our industry. We paid $99,000 in bonuses to Mr. Nielson based on our revenue and operating profit performance for the fiscal year ended March 31, 2005 compared to targeted goals. The Compensation Committee elected not to make any equity awards to Mr. Nielson during the fiscal year ended March 31, 2005 because of existing incentives tied to our performance.

     The Compensation Committee believes that the concepts discussed above further the shareholders' interests and that officer compensation encourages responsible management of the Company.

                    COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                       Ralph E. Crump, Chairman of the Compensation Committee Peter Najar, Member
                       Hal B. Heaton, Member

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Ralph E. Crump, Peter Najar, and Hal B. Heaton, none of whom is a current or former officer of the Corporation. There are no interlocking board memberships between officers of the Corporation and any member of the Committee.


     401(k) Plan. In January 1995, our Board of Directors adopted a Defined Contribution 401(k) Plan and Trust (the "401(k) Plan"). The 401(k) Plan allows the Board to determine the amount of the Company contribution. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 25 percent of the participating employee's contribution to the 401(k) Plan up to a maximum discretionary employer contribution of 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. In addition, the Board at its discretion can provide for additional employer matching. For the 401(k) Plan year ended December 31, 2004, the Board provided for additional matching contributions that would equal 50.7 percent of the participating employee's contribution to the 401(k) Plan up to a maximum 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. The 401(k) Plan allows the Board to utilize either our Common Stock or cash as a matching contribution. To date, all matching contributions have been in cash. The Board has approved the reservation of 187,500 shares of Common Stock for issuance under the Company's 401(k) Plan. These shares may be issued to satisfy all or a portion of our matching contribution under the 401(k) Plan or issued as a result of a participant's election to acquire shares of our Common Stock as an investment option under the 401(k) Plan. If such investment option is elected by plan participants, the shares will be issued at a price per share which is equal to the fair market value of a share of Common Stock on the last day of the applicable quarterly election period. As of May 19, 2005, 120,688 shares had been issued to the 401(k) Plan, leaving 66,812 shares remaining to be issued to the 401(k) Plan. All domestic employees who have completed at least six months of service with us and who satisfy other requirements are eligible to participate in the 401(k) Plan.

     Employment Agreements. We have entered into an employment agreement effective May 21, 2003, with Gregory L. Wilson, the Company's Chairman, for a term ending May 20, 2008. We have entered into employment agreements effective February 1, 2001 with Bradley T Nielson, Chief Executive Officer, Paul R. Killpack, Chief Financial Officer, and Gregory D. Dye, Corporate Secretary, each for a term ending January 31, 2006. Each employment agreement provides that compensation will be determined annually by the Compensation Committee of the Board of Directors. Each employment agreement contains a non-compete clause covering the term of the agreement and three years thereafter. Except for Mr. Wilson's agreement, each employment agreement can be terminated by us without cause entitling the terminated employee to six months salary as severance. Mr. Wilson's employment agreement can be terminated by us without cause entitling him to two months salary as severance.

     Director Compensation. Except for Mr. Heaton, our directors receive no compensation for attendance at Board meetings. However, the directors are reimbursed for their expenses related to attending Board meetings. Mr. Heaton is paid $1,500 for each Board Meeting attended.

                       REPORT OF THE AUDIT COMMITTEE

     The Audit Committee consists of Hal B. Heaton, Ralph E. Crump and Peter Najar, each of whom is an Independent Director. The Audit Committee functions pursuant to a written charter adopted by our Board of Directors.

     In accordance with the written charter adopted by our Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During fiscal 2005, the Committee met four times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with our president, chief financial officer, treasurer and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm ("independent auditors") a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence. The Audit Committee also discussed with our management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee also considered whether non-audit services provided by the auditors during the last fiscal year were compatible with maintaining the auditor's independence.

     The Audit Committee discussed and reviewed with the independent auditors all matters and communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended March 31, 2005 with our management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the auditors to the Committee, the Audit Committee recommended to the Board that our Company's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2005 for filing with the Securities and Exchange Commission.

                              AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              Hal B. Heaton, Chairman of Audit Committee
                              Ralph E. Crump, Member
                              Peter Najar, Member

AUDITOR'S FEES

     Fees paid to our auditor's firm were comprised of the following:

                                        2005           2004
                                      --------       --------
Audit Fees  (a)                       $114,000       $ 75,000

Audit-Related Fees (b)                   7,000          7,000

Tax Fees (c)                            21,000         25,000

All Other Fees                            None           None
                                      --------       --------
Total Fees                            $142,000       $107,000
                                      ========       ========

(a) Fees for audit services consisted of the audit of our annual financial statements and reviews of our quarterly financial statements.
(b) Fees for audit related services in 2005 and 2004 consisted of the audit of our employee benefit plan.
(c) Tax fees consisted of assistance with tax compliance, preparation of tax returns, and tax consultation, planning and implementation services.

PRE-APPROVAL OF FEES

     The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees. The Chair must report any decisions to pre-approve such audit-related or non-audit related services and fees to the full Audit Committee at its next regular meeting. All of the fees for the fiscal years ended March 31, 2005 and 2004 were pre-approved.

AUDIT COMMITTEE FINANCIAL EXPERT

     Our Board of Directors has determined that each of Hal B. Heaton, Chair of the Audit Committee, and Ralph E. Crump, Audit Committee Member, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is an independent director. Our Board of Directors has designated Hal B. Heaton, Chair of the Audit Committee as its audit committee financial expert.

CODE OF ETHICS

      We have adopted a code of business conduct and ethics for our directors, officers and executives. The Code of Ethics is available on our website at www.mityinc.com. You may request a free copy of the Code of Ethics from us at MITY Enterprises, Inc., Attn: Investor Relations, 1301 West 400 North, Orem, UT 84057.

CERTAIN TRANSACTIONS

     We have entered into indemnification agreements with each of our officers and directors. We have adopted policies that prohibit any loans to officers, directors and 5 percent or more shareholders. During the fiscal year ended March 31, 2005, no such transactions occurred.

                     REPORT OF THE NOMINATING COMMITTEE

The Nominating Committee has three members who are all Independent Directors. The Nominating Committee performs in accordance with a charter adopted by our Board of Directors, a copy of which can be found on our website at www.mityinc.com.

BOARD COMPOSITION

The Nominating Committee's responsibilities are to make recommendations to our Board of Directors from time to time as to changes that the Nominating Committee believes to be desirable as to the size of the Board or any committee thereof. In performing this duty, the Nominating Committee identifies individuals believed to be qualified to become Board members and to select, or recommend to the Board, the nominees to stand for election as directors at the annual meeting of shareholders or, if applicable, at a special meeting of shareholders.

QUALIFICATIONS

In selecting or recommending candidates, the Nominating Committee shall take into consideration the criteria approved by the Board, which may be set forth in any Corporate Governance Guidelines adopted by the Board and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Nominating Committee will consider director candidates recommended by Shareholders and submitted to the Nominating Committee and will evaluate them using the same criteria previously listed. Shareholders wishing to suggest a candidate for Director should write to the Chair of the Nominating Committee before February 16, 2006, and include: a statement that the writer is a shareholder and is proposing a candidate for Director; the name of and contact information for the candidate; a statement of the candidate's business and educational experience; information about each of the factors listed above, sufficient to enable the Nominating Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; detailed information about any relationship or understanding between the writer or any other shareholder and the candidate; and a statement that the candidate is willing to be considered and will serve as a Director if nominated and elected. The Committee may consider candidates proposed by management, but is not required to do so. For the 120 day period prior to the release of this year's proxy statement, no security holder director nominations have been received.

                    NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

                         Peter Najar, Chairman of the Nominating Committee Ralph E. Crump, Member
                         Hal B. Heaton, Member

                            STOCK PERFORMANCE

     The following graph compares the yearly percentage change in the cumulative total shareholder return on our Common Stock for the period beginning April 1, 2000 and ending March 31, 2005 with the cumulative total return of other indices. The comparison assumes $100 was invested on April 1, 2000 in our Common Stock and in each of such indices and assumes reinvestment of dividends. The publicly traded companies in the peer index are Chromcraft Revington, Inc., Falcon Products, Inc., Flexsteel Industries, Inc., and Virco Manufacturing Corporation.

                [GRAPHIC OMITTED - STOCK PERFORMANCE CHART]


                          4-1-00  3-31-01  3-31-02  3-31-03  3-31-04  3-31-05
                         -------  -------  -------  -------  -------  -------
MITY Enterprises, Inc.   $100.00   $44.15   $77.58   $66.53  $102.88   $90.50

Russell 2000 Index        100.00    84.67    96.51    70.49   115.48   121.73

Self-determined
  Peer Group              100.00    99.30   111.68   108.99   117.40    97.18


                         INDEPENDENT AUDITOR

     Deloitte & Touche LLP serves as our independent auditor. A representative from Deloitte & Touche LLP will be in attendance at the Annual Meeting of Shareholders, will have the opportunity to make a statement if the representative so decides, and will be available to answer questions by shareholders.


                              OTHER MATTERS

     We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as we may recommend.

              ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST TO PAUL R. KILLPACK, CHIEF FINANCIAL OFFICER, MITY ENTERPRISES, INC., 1301 WEST 400 NORTH, OREM, UTAH 84057. THE REPORT IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT www.mityinc.com UNDER "FINANCIAL INFO - SEC FILINGS."


                                        By the Order of Board of Directors


                                        /s/ Gregory D. Dye
                                        Gregory D. Dye, Corporate Secretary
DATED:  June 15, 2005

FORM OF PROXY:


                               MITY ENTERPRISES, INC.

                     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MITY ENTERPRISES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 28, 2005.

The undersigned common shareholder of MITY Enterprises, Inc., a Utah corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, to be held on July 28, 2005, 2:00 p.m. local time at the Company's headquarters, 1301 West 400 North, Orem, Utah, and hereby appoints Bradley T Nielson and Gregory D. Dye, or either of them, each with the full power of substitution, as proxies to act and to vote, as designated herein, at said Annual Meeting of Shareholders and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on the matters set forth below, if personally present.

1. ELECTION OF DIRECTOR NOMINEES: Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson, Peter Najar and Hal B. Heaton.

[ ]   FOR all nominees listed (except as marked to the contrary below)

[ ]   WITHHOLD AUTHORITY to vote for all nominees listed

Instruction: To withhold authority for an individual nominee, write that nominee's name here:

_____________________________________________________________________

(Continued and to be signed on other side)


2. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

                              Dated:                      , 2005
                              ________________________________
                               Signature(s)

(This proxy should be marked, dated, signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person).